UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2014

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 402-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2014, the Registrant, Allstate Insurance Company, and Allstate Life Insurance Company, as borrowers, entered into Amendment No. 1 to Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Amendment Agreement”).  The underlying credit agreement, dated as of April 27, 2012, had an initial maturity date of April 27, 2017, with two one-year extensions of such maturity date that could be exercised in the first and second year of the facility upon approval of existing or replacement lenders.  Pursuant to the Credit Agreement Amendment, the underlying credit agreement now provides, among other things, for an initial maturity date of April 27, 2019, with two one-year extensions of such maturity date that can be exercised in the first and second year following the date of such amendment upon approval of existing or replacement lenders.  The Credit Agreement Amendment has been filed herewith as Exhibit 10.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the Credit Agreement Amendment.

Allstate Insurance Company is a wholly owned subsidiary of the Registrant, and Allstate Life Insurance Company is a wholly owned subsidiary of Allstate Insurance Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment No. 1 to Credit Agreement dated as of April 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Jennifer M. Hager
Name:	Jennifer M. Hager
Title:	Vice President, Assistant General
Counsel and Assistant Secretary

Date: April 29, 2014